Exhibit 99.2

qdm HOLDINGS LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30 AND MARCH 31, 2020

(US$, except share data and per share data, or otherwise noted)

	June 30, 2020	March 31, 2020
	US$	US$
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	82,564	62,399
Accounts receivables, net	5,278	9,865
Prepaid expenses	16,238	13,672
Due from related parties	10,009	20,316
Total current assets	114,089	106,252
Non-current assets
Property and equipment, net	251	335
Total assets	114,340	106,587

Liabilities and shareholders’ equity
Liabilities:
Current liabilities
Accounts payable and accrued liabilities	19,114	3,774
Due to related party	41,890	24,628
Total current liabilities	61,004	28,402

Total liabilities	61,004	28,402

Commitments and contingencies
Shareholders’ equity
Ordinary shares, US$1.00 par value, 50,000 authorized, 50,000 and 50,000 shares issued and outstanding, respectively	50,000	50,000
Additional paid-in-capital	408,974	408,974
Subscription receivable	(48,718)	(48,718)
Deficit	(356,920)	(332,071)
Total shareholders’ equity	53,336	78,185

Total liabilities and shareholders’ equity	114,340	106,587

The accompanying notes form an integral part of these condensed consolidated financial statements.

qdm HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED JUNE 30, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	For The Three Months Ended	For The Three Months Ended
	June 30, 2020	June 30, 2019
	US$	US$
	(Unaudited)	(Unaudited)
Revenues	20,880	52,273
Cost of sales	19,578	43,916

Gross profit	1,302	8,357

Operating costs and expenses:
General and administrative	29,612	39,307
Total operating costs and expenses	29,612	39,307

Loss from operations	(28,310)	(30,950)

Other (income) expenses:
Finance costs	77	103
Other (income), net	(3,538)	(34,527)
Total other (income) expenses	(3,461)	(34,424)

Income (loss) before provision for income taxes	(24,849)	3,474

Net income (loss)	(24,849)	3,474

Comprehensive loss	(24,849)	3,474

Basic & diluted net loss per share	(0.50)	2.71

Weighted average number of ordinary shares-basic and diluted	50,000	1,282

The accompanying notes form an integral part of these condensed consolidated financial statements.

qdm HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	Ordinary shares	Ordinary shares amount ($)	Additional paid-in-capital ($)	Subscription receivable ($)	Accumulated deficits ($)	Total equity ($)
Balance as of April 1, 2019	1,282	1,282	408,974	(53,205)	(306,988)	50,063
Net loss (Unaudited)	-	-	-		3,474	3,474
Balance as of June 30, 2019 (Unaudited)	1,282	1,282	408,974	(53,205)	(303,514)	53,537

	Ordinary shares	Ordinary shares amount ($)	Additional paid-in-capital ($)	Subscription receivable ($)	Accumulated deficits ($)	Total equity ($)
Balance as of April 1, 2020	50,000	50,000	408,974	(48,718)	(332,071)	78,185
Net loss (Unaudited)	-	-	-		(24,849)	(24,849)
Balance as of June 30, 2020 (Unaudited)	50,000	50,000	408,974	(48,718)	(356,920)	53,336

The accompanying notes form an integral part of these condensed consolidated financial statements.

qdm HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	For the Three Months Ended June 30,	For the Three Months Ended June 30,
	2020	2019
	US$	US$
	(Unaudited)	(Unaudited)
Cash Flows in Operating Activities:
Net loss	(24,849)	3,474
Adjustments for items not affecting cash:
Depreciation and amortization	84	84
Net loss from write-off of property and equipment	-	1,696
Changes in operating assets and liabilities
Accounts receivable	4,587	31,016
Prepaid expenses	(2,566)	-
Accounts payable & accrued liabilities	5,777	3,022
Due to a related party	26,826	(9,337)
Net cash (used in) provided from operating activities	9,859	29,955

Cash Flows in Financing Activities:
Proceeds borrowed from related parties	20,315	-
Payment to related parties	(10,009)	(35,769)
Net cash (used in) provided from financing activities	10,306	(35,769)

Effect of foreign exchange rate changes	-	-
Net (decrease)/increase in cash, cash equivalents and restricted cash	20,165	(5,814)
Cash and cash equivalents, beginning of year	62,399	24,716
Cash and cash equivalents, end of year	82,564	18,902

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	-	-
Income taxes paid	-	-

The accompanying notes form an integral part of these condensed consolidated financial statements.

qdm HOLDINGS LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

QDM Holdings Limited (the “Company” or “QDM Holdings” was incorporated in the British Virgin Island on August 23, 2019. The Company, through its operating subsidiary YeeTah Insurance Consultant Limited (“YeeTah”) located in Hong Kong, China, is a licensed insurance brokerage company that sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance, homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) Intermediary, YeeTah also assists its customers with their investment through the MPF and the Occupational Retirement Schemes Ordinance schemes (“ORSO”) in Hong Kong, both of which are retirement protection schemes set up for employees.

Going concern

The condensed unaudited consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception (April 24, 2015) resulting in an accumulated deficit of $356,920 as of June 30, 2020. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profits in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months primarily through financings from the Company’s major shareholder.

These condensed unaudited consolidated financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern.” While management believes that the actions already taken or planned, including adjusting its operating expenditures and obtaining financial supports from its principal shareholder, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the reported amounts of its liabilities, the reported expenses and the consolidated balance sheet classifications used.

2. Summary of significant accounting policies

Basis of presentation

The unaudited condensed consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. These unaudited condensed financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual financial statements. Therefore, these unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s current report on Form 8-K for the year ended March 31, 2020.

Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Actual amounts could differ from those estimates and differences could be material. Changes in estimates are recorded in the period they are identified.

There were no significant estimates for the three months ended June 30, 2020 and 2019.

Foreign currency and foreign currency translation

The Company’s reporting currency is the United States dollar (“US$”). The Company’s operations are principally conducted through the Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive loss.

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2020 and 2019.

Certain risks and concentration

The Company’s consolidated financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and receivables, prepayments and other assets. As of June 30, 2020, substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in Hong Kong, which management considers to being of high credit quality.

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use.

Accounts receivable

Accounts receivable represents trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for doubtful accounts and impairment.

The Company makes impairment loss for bad and doubtful debts based on assessments of the recoverability of the trade and other receivables based on individual account analysis, including the current creditworthiness and the past collection history of each debtor. Impairments arise when there is an objective evidence indicate that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The Company historically did not have material bad debts in accounts receivable. There were no bad debt expenses for the period ended June 30, 2020 and 2019 and there was no provision for doubtful accounts as of June 30, 2020 and March 31, 2020.

Revenue recognition

The Company generates revenue primarily by providing insurance brokerage services. The Company sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. The Company adopted ASC 606 for its fiscal year beginning on April 1, 2019 using the modified retrospective approach. There were no material unfinished contracts with customers on the adoption date of ASC 606.

Prior to the adoption of ASC 606, under ASC 605, the basic criteria necessary for revenue recognition were:

(i)	Persuasive evidence of an arrangement exists,
(ii)	Delivery has occurred or services have been rendered
(iii)	The selling price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Revenue is recognized when the brokerage services are rendered under ASC 605.

ASC 606 develops a five-step model for recognizing revenue from contracts with customers and these five steps include:

(i)	Identify the contract
(ii)	Identify performance obligations
(iii)	Determine transaction price
(iv)	Allocate transaction price
(v)	Recognize revenue

We enter into contracts with our customers primarily through written contracts. Performance obligation for these insurance brokerage contracts is to help our customers, which are insurance companies, to promote, coordinate and complete subscriptions of insurance policies offered by our customers for sales of our products to our customers.

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The transfer of control of the Group’s brokerage services generally occurs at a point in time on the effective date of the associated insurance contract when the policy transfers to the customer. The insurance policy entered between the insurance company and the insured customer generally contains a cool-off period of one to two months. When the cool-off period elapses and the insured customer does not withdraw from the insurance policy, the policy becomes effective. Once the transfer of control of a service occurs, the Group has satisfied its insurance brokerage performance obligation and recognizes revenue.

Revenue recognition under ASC 606 has not had material differences than revenue recognition under the legacy ASC 605 for the Company.

Fair value measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s consolidated financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from related parties, accounts payable and accrued liabilities, and due to related party. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of June 30, 2020.

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The estimated annual deprecation rate of these assets are generally as follows:

Category	Depreciation rate	Estimated residual value
Office equipment	20%	Nil
Leasehold improvements	Shorter of lease term or 20%	Nil

Expenditures for maintenance and repairs are expensed as incurred. Gains and losses on disposals are the differences between net sales proceeds and carrying amount of the relevant assets and are recognized in the statements of operations and comprehensive loss.

Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted cash flows arising from those assets.

There were no impairment losses for the periods ended June 30, 2020 and 2019.

Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. When a lease contains rent holidays, the Company records the total expenses on a straight-line basis over the lease term.

Leases that substantially transfer to the Company all the risks and rewards of ownership of assets are accounted for as capital leases. At the commencement of the lease term, a capital lease is capitalized at the lower of the fair value of the leased asset and the present value of the minimum lease payments, each determined at the inception of the lease.

The corresponding liability to the lessor is included in the balance sheets as capital lease obligation. Lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Assets under capital leases are depreciated the same as owned assets over the shorter of the lease term and their estimated useful lives.

Taxation

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, net operating loss carryforwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations and comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the losses. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

Defined contribution plans

The Company contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

Recently issued accounting standards

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

3. Property and Equipment, net

Property and equipment, net consist of the following:

	June 30, 2020	March 31, 2020
	US$	US$
Office equipment	1,673	1,673
Total	1,673	1,673
Less: Accumulated depreciation	(1,422)	(1,338)
Property and equipment, net	251	335

Depreciation expenses were recorded in general and administrative expense. The Company recorded depreciation expenses of US$84 and US$84 for the periods ended June 30, 2020 and 2019, respectively.

During the period ended June 30, 2019, the Company recorded an impairment on leasehold improvements of $1,696 due to the change of office. The impairment loss was recognized in the other expenses on the Statements of Operations and Comprehensive Loss.

4. Ordinary Shares

The Company is authorized to issue 50,000 ordinary shares, par value US$1.00 per share. 50,000 shares had been issued and outstanding as of June 30, 2020 and March 31 2020.

5. Earnings (Loss) per share

Basic and diluted net earnings (loss) per share for each of the years presented are calculated as follows:

Basic earnings (loss) per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	June 30, 2020	June 30, 2019
	US$	US$
Numerator:
Net earnings (loss) attributable to ordinary shareholders—basic and diluted	(24,849)	3,474

Denominator:
Weighted average number of ordinary shares outstanding—basic and diluted	50,000	1,282

Loss per share attributable to ordinary shareholders —basic and diluted	(0.50)	2.71

6. Commitments and Contingencies

Operating leases

The Company has entered into a non-cancellable office operating lease. The future aggregate minimum lease payments under this non-cancellable operating lease are as follows:

	Payments due by period
	Total	Less than 1 year	1-3 years	Over 3 years
Operating lease obligations (US$)	29,231	29,231	-	-

The Company recorded rent expenses of US$10,388 and US$10,060 in general and administrative expenses in the statements of operations and comprehensive loss during the periods ended June 30, 2020 and 2019, respectively.

Other commitments

The Company did not have other significant commitments, long-term obligations, or guarantees as of June 30 31, 2020.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our business, financial position, cash flows or results of operations taken as a whole. As of June 30, 2020, the Company is not a party to any material legal or administrative proceedings.

11. Related Party Transactions and Balances

Related Parties

Name of related parties	Relationship with the Company
Siu Ping Lo	Former director (resigned on December 31, 2019) and responsible officer
Huihe Zheng	Principal shareholder & director (appointed on December 31, 2019)
YeeTah Financial Group Co., Ltd	A company controlled by Siu Ping Lo
QDM International Inc.	A company controlled by Huihe Zheng

Related Party transactions

The Company had the following related party transactions:

(i)	During the period ended June 30, 2020, the Company generated US$ nil (2019: US$35,769) other income from providing management services to YeeTah Financial Group Co., Ltd. (“YeeTah Financial”).

(ii)	During the period ended June 30, 2020, the Company transferred amount of US$19,578 (2019: US$42,273) to YeeTah Financial who, on behalf of the Company, used these funds to pay commissions for insurance referral services rendered by other third-party individuals and companies.

(ii)	During the period ended June 30, 2020, the Company transferred amount of US$10,009 (2019: US $nil) to QDM International Inc. for working capital uses.

Due from related party balance

The Company’s due from related party balance as of June 30 and March 31, 2020 is as follows:

	June 30, 2020	March 31, 2020
	US$	US$
Huihe Zheng	-	20,316
QDM International Inc.	10,009	-

The related party balances as of June 30, 2020 and March 31, 2020 are unsecured, interest-free and due on demand.

Due to related party balance

The Company’s due to related party balance as of June 30 and March 31, 2020 is as follows:

	June 30, 2020	March 31, 2020
	US$	US$
Huihe Zheng	18,146	-
YeeTah Financial	23,744	24,628
Total	41,890	24,628

The due to related party balance is unsecured, interest-free and due on demand.

Subscription receivable due from a shareholder

The Company’s subscription receivable due from a shareholder balances as of June 30, 2020 and March 31, 2020 and 2019 are as follows:

	June 30, 2020	March 31, 2020
	US$	US$
Huihe Zheng	48,718	48,718

The due from shareholder balances represent the share issuance proceeds to be paid up by the respective shareholder. These due from shareholder balances at of the balance sheet dates are unsecured, interest-free and due on demand.

12. Subsequent Events

The Company has evaluated the impact of events that have occurred subsequent to June 30, 2020, through the date the consolidated financial statements were available to issue, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the condensed consolidated financial statements.